Exhibit 10.4
CONTRACT FOR THE SALE OF COMMERCIAL REAL ESTATE

THIS AGREEMENT (the “Contract”) made as of this 9th day of June, 2021 (the “Effective Date”) by and between 947 WATERFORD ROAD, LLC, a Delaware limited liability company, having a business mailing address of 53 Forest Avenue, Old Greenwich, CT 06870 (the “Seller”) and BARNUM HOLDINGS, LLC, a Maine limited liability company, having a business mailing address of PO Box 718 Camden, Maine 04843, its nominees, successors, and assigns (the “Purchaser”).

1.    PREMISES: A certain lot or parcel of land being approximately 23 acres with the ~61,850 square foot building situated thereon known as 947 Waterford Road, in the Town of Waterford, Oxford County, and State of Maine, being more particularly described in Exhibit A attached hereto, together with any fixtures and other items of real property situated thereon (collectively the “Premises”), described as follows:
a.    Municipal Reference: Map 37, Block C, Lot 10.
b.    Title Reference: Deed dated April 2, 2019 and recorded in the Oxford County Registry of Deeds in Book 5456, Page 865.
c.    Personal Property and Fixtures. All items of personal property and fixtures located at the premises and owned by Seller including but not limited to:    , shall be included in this sale. Purchaser and Seller agree that no portion of the Purchase Price, defined below, shall be attributable to any personal property or Fixtures.
2.    PURCHASE PRICE: The total Purchase Price is One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00), with payment made as follows:
a.    Earnest money deposit to be delivered upon signing: $10,000.00 (the “Deposit”);
b.    Upon Closing, Purchaser shall pay One Million One Hundred Ninety Thousand and 00/100 Dollars ($1,190,000.00), plus or minus any net closing adjustments, by wire transfer of immediately available funds.

3.    DEPOSIT/ACCEPTANCE: The Deposit shall be held by Perkins Thompson, with a mailing address of
P.O. Box 426, Portland, Maine 04112 (the “Escrow Agent”), in its IOLTA account. Payment of the Deposit shall be in the form of cashier’s check or wiring of funds to a bank account defined by the Escrow Agent. In the event of Seller’s non-acceptance of this offer, the Deposit shall be returned promptly to Purchaser.
4.    TITLE: Within forty-five (45) days of the Effective Date (the “Title Review Period”), Purchaser shall notify Seller in writing (the “Title Objection Notice”) of any matters related to or affecting title to the Premises that are objectionable to Purchaser in Purchaser’s sole discretion (“Title Defects”). Purchaser shall be deemed to have waived the right to object to any matter affecting title, if Purchaser fails to specifically identify such matters in the Title Objection Notice (each matter not objected to being deemed a "Permitted Encumbrance”). Within seven (7) days of Seller’s receipt of the Title Objection Notice, Seller may, but shall not be obligated to, undertake to cure any of the matters identified in the Title Objection Notice. Seller shall provide Purchaser with written notice of such election within such seven (7) day period. In the event that seller elects to undertake to cure such Title Defects, Seller shall have a period of not more than forty-five (45) days after notice of Seller’s election within which to cure any such Title Defects (the “Title Cure Period”), and the Closing Date shall be extended until five

(5) days after the expiration of the Title Cure Period. Seller agrees that after the Effective Date it shall not permit or suffer encumbrance of the Premises with any liens, easements, leases or other encumbrances without Purchaser’s prior written consent, except that Purchaser shall not unreasonably withhold, condition or delay its consent to new leases. On or before the Closing Date, Seller shall remove at its sole cost any such matters affecting the title to the Premises suffered or created by or consented to by Seller after the Effective Date that are not approved in writing by Purchaser. If Title Defects are not cured within the Title Cure Period, then Purchaser shall elect, by written notice to Seller on or before the Closing Date, as the same may be extended, either (i) to accept title to the Premises subject to such uncured Title Defects, in which case such Title Defects shall be Permitted Encumbrances, or (ii) to terminate this Contract, whereupon the Deposit shall be returned immediately to Purchaser and neither party shall have any further obligations under this Contract.

5.    DEED: In return for payment in full of the purchase price, Seller shall convey the Premises to the Purchaser pursuant to Section 4 above on [insert date that is 75 days from execution of Contract] (the “Closing Date”) by a Maine Statutory Short-Form Quitclaim Deed With Covenant (the “Deed”). The Deed shall contain the following restrictive covenant: for a period of five (5) years, the Premises shall not be used for the manufacture, production, or sale of modular buildings of any type, or wall panels of any type. The exact language of this deed restriction shall be agreed upon by the parties prior to Closing. The parties agree to execute and deliver on the Closing Date such other documents that are customary and/or reasonably necessary to complete the conveyance. It is a condition to Purchaser’s obligations hereunder that title to the Premises shall be free and clear of all liens and encumbrances except for the following matters and otherwise in compliance with the requirements of this Contract:
(i)    zoning restrictions and land use laws and regulations and permits and approvals issued pursuant thereto; (ii) current taxes and assessments attributable to periods from and after the Closing, which Purchaser shall be liable to pay; and (iii) leases and occupancies disclosed to Purchaser pursuant to Section 11 below; and (iv) any Permitted Encumbrance, which shall include easement rights if any affecting the Premises.
a.    At the Closing, Seller shall deliver to Purchaser the following documents:
i.    duly executed Deed;
ii.    duly executed affidavit of title in form reasonably acceptable to the Title Insurer;
iii.    duly executed FIRPTA Affidavit of Seller;
iv.    all keys and security codes, if any, to the Premises;
v.    documentation to establish the due authorization of Seller’s execution and delivery of all documents contemplated by this Contract; and
vi.    such other documents and instruments as Purchaser or the Title Insurer may reasonably request to consummate the transactions contemplated by this Contract.
6.    LEASE OF PREMISES: Purchaser and Seller will enter into a sublease (the “Sublease”) of the Premises in the form attached hereto as Exhibit B, pursuant to which Purchaser shall lease the Premises from Seller’s tenant, with Seller’s consent, through October 31, 2021. Rent paid by Buyer pursuant to the Sublease shall be credited toward the Purchase Price.
7.    POSSESSION/OCCUPANCY: Possession/occupancy of Premises shall be given to Purchaser on the Closing Date, unless otherwise agreed to by both parties in writing.

8.    RISK OF LOSS: Until transfer of title, the risk of loss or damage to the Premises by fire or otherwise is assumed by Seller. The Premises shall at closing be in substantially the same condition as at present, excepting reasonable use and wear. If the Premises is materially damaged or destroyed prior to closing, Purchaser may either terminate this Contract and be refunded the Deposit, or close this transaction and accept the Premises in its as-is condition together with an assignment of the Seller’s right to any insurance proceeds relating thereto.
9.    PRORATIONS: The following items shall be prorated as of the date of closing:
a.    Real Estate Taxes based on the municipality’s tax year. Seller is responsible for any unpaid taxes for prior years;
b.    Natural gas;
c.    Metered utilities, such as water and sewer, shall be paid by the Seller through the date of closing;
d.    Purchaser and Seller shall each pay one-half of the transfer tax as required by the laws of the State of Maine in accordance with 36 M.R.S.A. § 4641-A.; and
e.    Rents and all other additional revenue received by Seller pursuant to leases of the Premises.
10.    DUE DILIGENCE: Purchaser is advised to seek information from professionals regarding any specific issue of concern. Purchaser’s obligation to close under this Contract is subject to Purchaser’s satisfaction, in its sole discretion, with its investigations of the Premises, which may without limitation include survey, environmental assessment (Phase I), operating expenses, engineering studies including structural engineering building and construction plans, studies, soil studies, zoning compliance or feasibility confirmation of building square footage, and code compliance within forty-five (45) days of the Effective Date (the “Due Diligence Period”).
Within five (5) days of the Effective Date, Seller shall provide Purchaser with copies of all title reports, owner’s and lender’s title insurance policies, surveys, site plan approvals, structural and engineering studies, environmental reports and all other materials in Seller’s possession regarding the Premises which may be helpful to Purchaser in evaluating whether to purchase the Premises. The Closing Date referenced in Section 5 hereof and Due Diligence Period referenced in this Section 10 shall be extended one (1) day for every day of delay beyond said five (5) day period that Seller takes to deliver the aforesaid documents to Purchaser.

Purchaser, its agents and representatives, shall be entitled to enter the Premises during normal business hours and upon reasonable prior notice to Seller to perform such inspections. Purchaser shall, and does hereby covenant and agree, to repair any and all damage caused by the activities of Purchaser or its agents on the Premises, to return the Premises to their original condition, and to indemnify, defend, and hold Seller harmless from and against any actions, suits, liens, claims, damages, expenses, losses, and liabilities arising out of such entry by Purchaser or its agents (including without limitation any rights or claims of materialmen or mechanics to liens on the Premises). Purchaser shall maintain and shall cause its representatives and agents conducting any due diligence to maintain and have in effect commercial general liability insurance with limits of not less than one million dollars ($1,000,000.00) per occurrence for personal injury, including bodily injury and death, and property damage. Purchaser shall deliver to Seller a certificate of insurance in form and substance acceptable to Seller evidencing the required insurance before the commencement of any inspections.

All investigations will be done by professionals chosen and paid for by Purchaser. If the result of any investigation is unsatisfactory to Purchaser, in Purchaser’s sole discretion, Purchaser may declare the Contract null and void by notifying Seller in writing within the Due Diligence Period, and the Deposit shall be immediately returned to Purchaser. If Purchaser does not notify Seller that Purchaser’s investigations are unsatisfactory within the Due Diligence Period, this contingency shall be deemed waived by Purchaser. In the absence of inspection mentioned above, Purchaser is relying completely upon Purchaser’s own opinion as to the condition of the Premises. Purchaser agrees to restore any disturbance to the Premises caused by Purchaser’s investigations.
11.    REPRESENTATIONS AND WARRANTIES OF SELLER. As an inducement to Purchaser to enter into this Contract, Seller hereby represents and warrants to Purchaser that:
a.    Seller is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. Seller has the power and authority to enter into this Contract and to consummate the transactions contemplated herein. The execution and delivery of this Contract by Seller and the performance of Seller’s obligations hereunder will not violate or constitute an event of default under the terms or provisions of any agreement, document or other instrument to which Seller is a party or by which Seller or the Premises is bound.

b.    To the best of Seller’s knowledge, as of the Effective Date, the execution, delivery and performance of this Contract by Seller and the consummation of the transactions contemplated hereby in the manner contemplated herein will not violate any provision of law, statute, rule or regulation to which Seller or the Premises is subject or violate any judgment, order, writ, injunction or decree of any court applicable to Seller or the Premises.

c.    Seller has not entered into any agreement (written or oral), other than consenting to the Sublease, granting any rights of possession to any third party, and Seller has not executed any other agreement of sale, option agreement or right of first refusal with respect to the Premises that has not been effectively terminated as of the Effective Date. Seller is and as of the Closing Date will be in possession of the Premises, free of any tenancies and rights of third parties.

d.    All proceedings required to be taken by or on behalf of Seller to authorize it to make, deliver and carry out the terms of this Contract have been taken and this Contract is the legal, valid and binding obligation of Seller enforceable in accordance with its terms.

e.    To the best of Seller’s knowledge, there are no proceedings at law or in equity before any court, grand jury, administrative agency or other investigative agency, bureau or instrumentality of any kind pending or threatened, against or affecting Seller or the Premises that (i) involve the validity or enforceability of this Contract or any other instrument or document to be delivered by Seller pursuant hereto, (ii) enjoin or prevent or threaten to enjoin or prevent the performance of Seller’s obligations hereunder or (iii) relate specifically to the Premises (including, without limitation, the environmental condition of the Premises) or the title thereto.

f.    Seller is not a “foreign person” under the Foreign Investment in Real Property Tax Act of 1980, Section 1445 of the Internal Revenue Code of 1986, as amended.

g.    To the best of Seller’s knowledge, as of the Effective Date, Seller has not received any written notice of any pending condemnation of the Premises or any portion thereof, or any change in any law, ordinance or regulation that would materially affect the Premises or the use thereof.

h.    All sums payable by reason of any labor or materials heretofore furnished with respect to the Premises at Seller’s direction have been, or in the ordinary course of business prior to the Closing Date will be, paid, and Seller is not aware of any material dispute in connection therewith.

i.    Intentionally omitted.

j.    Seller has not received any written notice from any governmental agency, entity, department or authority having jurisdiction over the Premises, that the Premises does not comply with any applicable federal, state, county or municipal laws, ordinances, rules or regulations, and Seller has not received any written notice from any insurance company or inspection or rating bureau setting forth any requirements as a condition to the continuation of any insurance coverage with respect to the Premises or the continuation thereof at premium rates existing at present.
k.    Seller is not in the hands of a receiver nor is an application for the appointment of a receiver pending. Seller has not made an assignment for the benefit of creditors or filed, or had filed against it, any petition in bankruptcy.

l.    The truth, accuracy and completeness of each of the representations and warranties of Seller as of the date hereof, and as of the Closing Date, shall constitute a condition precedent to the obligations of Purchaser hereunder. Each such representation and warranty shall survive the Closing Date for a period of twelve (12) months.

m.    Notwithstanding the above representations and warranties, Section 11(a), 11(c), and 11(d) are qualified in their entirety by any requirements the Seller may be required to fulfill by the current lien holder of the Premises and Seller’s lender, whose consent and release will be immediately sought by the Seller in order to comply with Section 13 hereof.

12.    REPRESENTATIONS AND WARRANTIES OF PURCHASER. As an inducement to Seller to enter into this Contract, Purchaser hereby represents and warrants that:
a.    Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Maine, is in good standing, has the power and authority to enter into this Contract and to consummate the transactions herein contemplated and the execution and delivery hereof and the performance by Purchaser of its obligations hereunder will not violate or constitute an event of default under the terms or provisions of any agreement, document or other instrument to which Purchaser is a party or by which it is bound.
b.    The execution, delivery and performance of this Contract by Purchaser and the consummation of the transactions contemplated hereby in the manner contemplated herein will not violate any provision of law, statute, rule or regulation to which Purchaser is subject or violate any judgment, order, writ, injunction or decree of any court applicable to Purchaser.
c.    Purchaser has not relied upon any warranties not set forth in or incorporated into this contract or otherwise made in writing.
d.    There are no actions, suits, claims, investigations, or other legal proceedings pending or to Purchaser’s knowledge threatened against Purchaser that seek to challenge or prevent, enjoin, or otherwise delay the transaction contemplated by this Contract.
13.    OTHER COVENANTS AND AGREEMENTS OF SELLER AND PURCHASER.
a.    No Liens or Encumbrances. Seller agrees that it will not create, suffer or permit to be created, and that it will promptly remove or discharge, any liens or encumbrances against the Premises arising subsequent to the date of this Contract.
b.    Legal Requirements. Seller will, prior to the closing of title, promptly (a) comply with, and cure any violations of, all legal requirements relating to the Premises; (b) comply with all instruments of record affecting the Premises in accordance with the provisions thereof and within the time period permitted thereby; and (c) comply with all requirements of any insurance company insuring the Premises.
c.    Maintenance of Property. Seller will cause the Premises to be maintained in substantially the same condition as now maintained and will operate the Premises in substantially the same manner as it has heretofore operated the same; will not enter into any construction, management, maintenance or service contracts which might become the obligation of Purchaser; and will promptly inform Purchaser in writing of any material event adversely affecting the ownership, use, occupancy, operation or maintenance of the Premises, whether or not insured against.

d.    Contracts. Seller shall not enter into any contracts or agreements related to the operation or maintenance of the Premises except in good faith and in the ordinary course of business and which provide that same may be terminated prior to Closing.
e.    Insurance. Seller will cause extended coverage, fire and public liability insurance covering the Premises to be maintained in full force and effect as heretofore maintained by it.
f.    Change in Representations and Warranties. Each party shall notify the other promptly upon obtaining knowledge of any material change in any of such party’s representations and warranties contained in Section 11 or Section 12, as applicable.
g.    Lease Transactions. Between the date hereof and the Closing Date, Seller shall not cause to be entered into any amendment, renewal, modification, extension, or termination of the Sublease.
h.    Performance of Obligations. Seller will promptly (i) comply with all obligations of the landlord under the Sublease and the terms of any agreement encumbering the Premises, and (ii) promptly upon obtaining knowledge thereof, notify Purchaser of any default by Seller or any tenant under the Lease or by Seller under any of the agreements encumbering the Premises.
14.    INTENTIONALLY OMITTED.
15.    FINANCING CONTINGENCY. The obligation of Purchaser to purchase the Premises from Seller, and to perform the obligations required to be performed by Purchaser at the Closing, are subject to the following condition ("Financing Contingency"): Seller acknowledges Purchaser is planning on financing the acquisition of the Premises and that Purchaser’s obligations hereunder are contingent upon Purchaser obtaining approval for a loan on commercial reasonable terms acceptable to Purchaser within Purchaser’s sole discretion (the “Financing Contingency”) prior to 5:00 pm Eastern Time on the date that is forty-five (45) days following the Effective Date, (the “Financing Period”). Purchaser shall provide to Seller within twenty-one (21) days from the Effective Date a letter from Purchaser’s lender indicating conditional commitment to finance the acquisition of the Premises. Only in the event Purchaser has not obtained final approval from its lender to finance the acquisition of the Premises as of the expiration of the Financing Period, then Purchaser shall have the right to terminate this Contract by delivering written notice to Seller and Escrow Agent prior to the expiration of the Financing Period (the “Financing Disapproval Notice”), in which event: (i) this Contract shall terminate immediately;
(ii)    the Deposit will be returned to Purchaser; and (iii) thereafter, neither Purchaser nor Seller shall have any further rights or obligations under the Contract, except those liabilities or obligations that expressly survive termination of this Contract. If Purchaser does not deliver a Financing Disapproval Notice prior to the expiration of the Financing Period, Purchaser will be deemed to have waived the Financing Contingency, in which event the parties shall proceed to Closing and the Deposit shall be non- refundable to Purchaser. Provided however, in the event Purchaser provides written notice to

Seller prior to the expiration of the Financing Period, which said notice indicates that Purchaser has not received a completed appraisal of the Premises or other investigation required by its lender, and Purchaser delivers to Escrow Agent an additional deposit in the amount of Ten Thousand and 00/100 Dollars ($10,000.00), then Seller shall provide Purchaser with a thirty (30) day extension of the Financing Period, or such longer duration as may be reasonably necessary to account for delays in the completion lender requirements by third parties which are outside the Purchaser’s control.
16.    CONDITION OF PROPERTY. The Premises to be conveyed shall be in their “as is” condition. Except as may be expressly set forth herein, seller is making no representations or warranties concerning the condition of the Premises, including, without limitation, the physical condition thereof, or the suitability of the Premises for their current use or Purchaser’s proposed use. Purchaser expressly agrees that the Premises are being sold “as is, where is,” with all faults, and that Purchaser is relying solely on its own opinions and the opinions of Purchaser’s agents and consultants as to the condition of the Premises and the suitability of the Premises for their current use and Purchaser’s proposed use. Purchaser does hereby forever release Seller of and from any and all claims, causes of action, liability for contribution, and all other liabilities arising out of the condition of the Premises, including without limitation the suitability of the Premises for their current use or Purchaser’s proposed use, except those that result from Seller’s gross negligence or fraudulent misrepresentation. Purchaser shall be responsible for securing all permits, licenses, and approvals necessary for its use, development, occupancy and/or operation of the Premises.
17.    AGENCY DISCLOSURE: The parties agree that they have dealt with each other in connection with this transaction and not through any real estate broker, investment banker, person, firm or entity, who would by reason of such dealings be able to claim a real estate brokerage, business opportunity brokerage, finder’s fee or other compensation as the procuring cause of this transaction other than Douglas Erickson of SVN The Masiello Group ( “Purchaser’s Broker”) and Thomas Dunham of NAI The Dunham Group (the “Seller’s Broker”). Each of the parties agrees to indemnify the other and hold the other harmless of and from any and all loss, cost, damage, injury or expense arising out of, or in any way related to, assertions, by any other person, firm or entity of a claim to real estate brokerage, business opportunity brokerage or finder’s fee based on alleged contacts between the claiming party and the indemnifying party which have resulted in allegedly providing a broker or finder with the right to claim such commission or finder’s fee. The provisions of this Section 17 will survive the Closing. At Closing, Purchaser shall pay commissions in the amount of three percent (3%) of the Purchase Price to each of Seller’s Broker and Purchaser’s Broker. In the event this Contract is terminated prior to Closing for any reason, no commission will be due to the brokers.
18.    DEFAULT:
a.    Default by Purchaser. If the sale of the Premises as contemplated hereunder is not consummated solely by reason of Purchaser’s default hereunder, provided that Seller is then ready, willing and able to consummate the sale of the Premises as contemplated by this Contract, and such default remains uncured for ten (10) days after Seller’s notice to Purchaser thereof, Seller shall, as its sole and exclusive remedy hereunder, be entitled to terminate this Contract and receive the Deposit as liquidated damages for the breach of this Contract, it being agreed between the parties that the actual damages to Seller in the event of such breach are difficult to ascertain and/or prove and the Deposit is a reasonable estimate and forecast of such actual damages. The parties acknowledge that the payment of the Deposit is not intended as a forfeiture or penalty, but is intended to constitute liquidated damages to Seller. Seller hereby waives and releases any right to seek damages (direct or consequential) or specific performance against Purchaser.

b.    Default by Seller. If the sale of the Premises as contemplated hereunder is not consummated solely by reason of Seller’s default hereunder, provided that Purchaser is then ready, willing and able to consummate the sale of the Premises as contemplated by this Contract, Purchaser shall be entitled to either (a) seek specific performance from Seller (provided that Purchaser files such action within sixty (60) days of the Closing Date, after which the right of specific performance shall be deemed waived), or (b) terminate this Contract by delivery of written notice to Seller, in which event (i) Purchaser shall be entitled to the return of the Deposit, (ii) Seller shall reimburse Purchaser for the reasonable, documented out-of-pocket costs and expenses actually incurred by Purchaser in connection with the transactions contemplated by this Contract; provided, however, that such reimbursement obligation will in no event exceed Twenty Five Thousand and 00/100 Dollars ($25,000.00) in the aggregate, and (iii) thereafter neither party shall have any further rights or obligations regarding this Contract other than the those that expressly survive termination of this
Contract. Notwithstanding the foregoing, in the event the remedy of specific performance is not available to Purchaser because Seller has willfully sold the Premises to a third-party in breach of this Contract, Purchaser shall be entitled to pursue any and all remedies available to it at law and/or equity.
c.    The Escrow Agent shall be obligated to perform only such duties as are specifically set forth herein or provided for in this Contract. The Escrow Agent shall not be liable for any action taken, omitted or suffered by it in good faith and reasonably believed by it to be authorized or within the discretion or powers conferred upon it by this Contract, and may conclusively rely upon and shall be protected in acting or refraining from acting in reliance upon written advice of its counsel or upon any certificate, request or other document reasonably believed by it to be genuine and to have been signed and presented by the both parties to this Contract in accordance with the provisions hereof, Escrow Agent shall have no responsibility for any amount of interest earned or not earned on the Deposit. In the event that the Escrow Agent shall be uncertain as to its duties or actions under this Contract or shall receive instructions from the Purchaser or the Seller which, in the opinion of the Escrow Agent, are in conflict with any of the provisions of this Contract, Escrow Agent shall be entitled to: (i) continue to hold the Deposit and may decline to take any further action until the Escrow Agent receives joint written direction from the Purchaser and the Seller directing the delivery of the Deposit, in which case the Escrow Agent shall then deliver the same in accordance with said direction; (ii) in the event of litigation between the Purchaser and the Seller over the Deposit, the Escrow Agent may deliver the Deposit to the clerk of any court in which said litigation is pending; or (iii) the Escrow Agent may deliver the Deposit to a court of competent jurisdiction and therein commence an action for interpleader. Purchaser and Seller, jointly and severally, shall indemnify Escrow Agent for all costs, losses, expenses, and damages, including reasonable attorneys’ fees, incurred by the Escrow Agent in connection with said action and/or in connection with any dispute relating to this Contract and/or the Deposit.

19.    ALTERNATIVE DISPUTE RESOLUTION. In the event of a dispute between the parties to this Contract For the Sale of Commercial Real Estate, the parties shall in good faith enter into some form of mutually- agreeable alternative dispute resolution within sixty (60) calendar days from the date of written notice outlining the dispute being received by either party from the other of the existence of any such dispute. Both parties agree to deal in good faith prior to filing any litigation and to use all reasonable and expeditious efforts to resolve such dispute without litigation.
20.    NOTICES: All notices or other communications required or permitted to be given hereunder must be given in writing and delivered personally or mailed, certified or registered mail, postage prepaid, or by a reputable overnight delivery service, or sent by e-mail (provided that the original notice or demand is also delivered by next day overnight delivery service) addressed as follows:
If to Purchaser:    Barnum Holdings, LLC
c/o Evan Coleman

With Copy to:    Thomas E. Schoening III, Esq.
Drummond & Drummond, LLP One Monument Way
Portland, ME 04101

If to Seller:    947 Waterford Road, LLC
Attn: David Noble 53 Forest Avenue
Old Greenwich, CT 06870

With a copy to:    Julianne C. Ray, Esq.
Perkins Thompson
One Canal Plaza, PO Box 426 Portland, ME 04112-0426

The foregoing addresses may be changed or supplemented by written notice given as above provided. Any such notice sent by mail will be deemed to have been delivered by the addressee on the third (3rd) business day after posting in the United States mail, or, if transmitted by overnight delivery service, on the first (1st) business day after transmittal, or, if delivered personally, on the date of delivery. A notice sent via e-mail will be deemed to be delivered when sent. Counsel for a party may give notice to the other party with the same effect as if given by a party.
21.    MISCELLANEOUS
a.    Prior Statements. This Contract sets forth the entire agreement between the parties, and there are no other representations, agreements or understandings with respect to the subject matter of this Contract. This Contract shall be construed according to the laws of the State of Maine.
b.    Heirs/Assigns. This Contract shall extend to and be obligatory upon heirs, personal representatives, successors, and assigns of Seller and Purchaser.
c.    Counterparts. This Contract may be signed on any number of identical counterparts, including telefax copies and electronically transmitted copies with the same binding effect as if all of the signatures were on one instrument.
d.    Effective Date. This Contract is a binding contract when signed by both Seller and Purchaser and when that fact has been communicated to all parties or to their agents. Time is of the essence of this Contract. Seller is given permission by the parties to complete the Effective Date blank below with the date of the last signature of the parties, and that date shall be the Effective Date for all purposes under this Contract, and if that blank is not completed, then the Effective Date shall be the date of the last signature of the parties. Except as expressly set forth to the contrary in this Contract, the use of the term “days” in this Contract, including all addenda made a part hereof, shall mean calendar days. Deadlines in this Contract, including all addenda, expressed as “within

x days” or the like shall be counted from the Effective Date, unless another starting date is expressly set forth, beginning with the first day after the Effective Date, or such other established starting date, and ending at 5:00 pm, Eastern Time, on the last day counted.
e.    Confidentiality. Purchaser and Seller authorize the disclosure of the information herein to the real estate licensees, attorneys, lenders, appraisers, inspectors, investigators and others involved in the transaction necessary for the purpose of closing this transaction. Purchaser and Seller authorize the lender and/or closing agent preparing the closing statement to release a copy of the closing statement to the parties and their licensees prior to, at and after the closing.
f.    Attorneys’ Fees. If any action is brought by any party to this Contract to enforce or interpret its terms or provisions, the prevailing party in such action will be entitled to recover from the other party, in addition to any other relief awarded, all reasonable expenses that the prevailing party incurs in those proceedings, including, without limitation, attorneys’ fees and expenses. For purposes of this Section, “prevailing party” means the party obtaining substantially the relief sought, whether by compromise, settlement or judgment.
g.    1031 Like-Kind Exchanges. Purchaser and Seller each hereby acknowledge that the sale and purchase of the Premises pursuant to this Contract may comprise part of independent like-kind (tax deferred) exchange under Section 1031 of the Internal Revenue Code, provided that same will not delay the Closing, cause additional expense to either party, increase either party’s liabilities or obligations or otherwise modify any of the terms or provisions of this Contract. Seller’s and/or Purchaser’s rights, as the case may be, under this Contract may be assigned to a qualified intermediary for the purpose of completing such an exchange. Each party agrees to reasonably cooperate with the other party and the other party’s qualified intermediary for the purpose of effectuating or facilitating such like-kind exchange, provided that neither party shall be required to incur any liability or costs, or take title to any other property, in connection therewith.
h.    Modification of Contract. This Contract may not be amended or modified, nor may any obligation hereunder be waived orally, and no such amendment or modification will be effective for any purpose unless it is in writing and signed by both parties.
i.    Assignment. Purchaser shall have the right to assign this Contract without Seller’s prior written consent.
j.    Non-Binding Draft. This Contract will not be effective, and none of the parties will have any rights hereunder, unless and until Seller and Purchaser have executed and delivered this Contract to one another.
k.    Non-Resident Seller. Seller acknowledges that the laws of the State of Maine provide that every buyer of real property located in Maine must withhold a withholding tax equal to 2.5% of the consideration unless Seller furnish to Purchaser a certificate by the Seller stating, under penalty of perjury, that Seller are residents of the State of Maine or the transfer is otherwise exempt from withholding.
By signing below, the Purchaser agrees to purchase the Premises upon the above terms and conditions in this Contract.

Signatures begin on the nest page.

PURCHASER:
Barnum Holdings, LLC
/s/ Evan Colman

By: Evan Coleman
Its: Manager

By signing below, the Seller accepts the offer of the Purchaser and agrees to sell and deliver the premises upon the above terms and conditions in this Contract.

SELLER:
947 Waterford Road, LLC
/s/ David J. Noble

David J. Noble
President

AGREEMENT OF ESCROW AGENT. Escrow Agent by executing this Contract agrees to hold the Deposit in its IOLTA account to be disbursed in accordance with the terms of this Contract.

ESCROW AGENT:
PERKINS THOMPSON

/s/ Julianne C. Ray

Julianne C. Ray
Attorney

EXHIBIT A

(Legal Description)
A CERTAIN LOT or parcel of land with the buildings thereon, situated in Waterford, in the County of Oxford and State of Maine, lying on the westerly side of the Pike Road, so-called, and the northerly side of the Johnson Road, so-called, bounded and described as follows:

Beginning at a stone post at the intersection of the westerly side of the Pike Road with the northerly side of the Johnson Road;

Thence running North 6° 56” West by the westerly side of the Pike Road, one thousand two hundred sixty-nine and four-tenths (1,269.4) feet to an iron pipe at the most southeasterly corner of land now or formerly of A.W. Blake;

Thence running South 82° West along said Blake land, two hundred seven-tenths (200.7) feet to an iron pipe at the most southwesterly corner of said Blake land;

Thence running North 7° 53” West along said Blake land, one hundred seventy-seven (177.0) feet to an iron pipe set in a stone wall;

Thence running South 62° 27’ West, along other land of Elan One, or its successors and assigns, five hundred eighty-seven (587.0) feet to a drill hole in a stone wall at the most northerly corner of land now or formerly of one Webb;

Thence running South 19° 25’ East along said stone wall and land of Webb, one thousand three hundred forty-one and six-tenths (1,341.6) feet to an iron pipe on the northerly side of the Johnson Road;

Thence running North 76° 04’ East along said Johnson Road, four hundred forty-three and three-tenths (443.3) feet to an angle in said Road near the intersection of said Road with the Pike Road;

Thence running North 42° 22’ East, thirty and nine-tenths (30.9) feet to the first mentioned stone post and the point of beginning.

The directions herein are based on magnetic North as of November 1974.

TOGETHER WITH the rights described in the Easement Deed of Edward K. Keiser, Jr. to Modular Properties, LLC dated December 11, 2007 and recorded in Book 4238, Page 194.

TOGETHER WITH the right to enter upon other land of Elan One, its successors and assigns, on the easterly side of the Pike Road for the purpose of laying and maintaining a water pipe or conduit leading from the herein conveyed premises to a swamp near the Morse Brook, provided, however, that immediately following any such entry for such purposes, the Grantee, its successors and assigns, shall restore the said premises of Elan One, its successors and assigns, to the condition existing just prior to such entry.

SUBJECT TO conditions relating to the maintenance of trees and use of the premises as set forth in a certain deed from Elan One to Dale Sanborn dated April 25, 1978 and recorded in the Oxford County Registry of Deeds in Book 983, Page 298.

MEANING AND INTENDING to describe and convey and hereby conveying all those same premises described in Parcel Four in a deed from Paris Holdings, LLC to KBS Builders, Inc. dated March 31, 2014 and recorded in Book 5102, Page 215 in the Oxford County Registry of Deeds, Eastern Division.

EXHIBIT B

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (the “Sublease”) is made as of the    day of June, 2021 (the “Commencement Date”), by and between KBS BUILDERS, INC., a Delaware corporation with a mailing address of 300 Park Street, Paris, Maine 04271 (“Sublessor”) with the consent of 947 WATERFORD ROAD, LLC, a Delaware limited liability company with a mailing address of 53 Forest Avenue, Old Greenwich, Connecticut 06870 (“Landlord”), and PATRIOT PRECAST, LLC, a Maine limited liability company with a mailing address of PO Box 718, Camden, Maine 04843 (“Sublessee”). The parties hereby agree as follows:

SUBLEASE INFORMATION AND DEFINITIONS

The following information and definitions are incorporated into and made a part of this Sublease:

Subleased Premises:    The “Subleased Premises” means certain land located at 947
Waterford Road in the Town of Waterford, County of Oxford, and State of Maine, and being more particularly described on Exhibit A to the Sublease, together with all improvements thereon and all rights and easements appurtenant thereto (the “Real Property”).

Term:    The “Term” or “Sublease Term” means the period commencing on the Commencement Date and ending at 5:00 p.m. on October 31, 2021, subject to adjustment and earlier termination as provided herein.

Rent Commencement Date:

Sublessee’s obligations to pay Base Rent shall commence on the Commencement Date (the “Rent Commencement Date”).

Base Rent:    Base Rent for the Subleased Premises during the Sublease Term shall be Ten Thousand and 00/100 Dollars ($10,000.00) per month, payable on the first day of each month, pro-rated for any partial month during the Sublease Term.

Rent:    The term “Rent” means Base Rent and all other sums payable by Sublessee under this Sublease.

Taxes:    Without limiting the “net” nature of this Sublease as provided in herein, Sublessee shall pay all Taxes (as defined in this Sublease).
Utilities:    Without limiting the “net” nature of this Sublease as provided herein, Sublessee shall contract for and pay for all Utilities (as defined in this Sublease).

Operating Expenses; Maintenance and Repairs:

Without limiting the “net” nature of this Sublease as provided herein, Sublessee shall pay 100% of all costs and expenses associated with the use, occupancy, operation, maintenance, repair, and/or replacement of the Subleased Premises, including without limitation premiums for insurance related to the Subleased Premises.

Permitted Use:    Subject in all events to the terms and conditions of the
Sublease, the Subleased Premises shall be used only for purposes of the production of architectural precast and cast stone products and associated administrative and general business offices of Sublessee in connection therewith.

1.    Subleased Premises. Sublessor hereby subleases to Sublessee, in consideration of the Rent to be paid by Sublessee and subject to the terms and conditions set forth herein, the Subleased Premises, which are improved with a building with area of approximately 61,000 square feet. Sublessee acknowledges that Sublessor’s rights to the Subleased Premises are as Tenant under that certain Lease Agreement dated April 3, 2019, as subsequently amended by a First Amendment to Lease dated May 22, 2019 (collectively the “Lease”), which requires
Landlord’s written consent to any sublease. Such consent has been obtained by Sublessor and a verification copy of same has been provided to Sublessee. Sublessee accepts and agrees to sublease the Subleased Premises in their “as is” condition with no warranties whatsoever.

2.    Commencement and Term. The term of this Sublease shall commence on the Commencement Date and shall be the Sublease Term, unless earlier terminated or extended by mutual agreement of the parties or as otherwise provided in this Sublease. The parties acknowledge that the Sublease Term is shorter than the term of the underlying Lease.

3.    Rent; Net Sublease.

(a)    Sublessee covenants and agrees to pay to Sublessor at its address set forth in the preamble to this Sublease or at such other place as Sublessor shall from time to time designate in writing, during the Sublease Term, the Base Rent, without holdback or set-off, in advance, commencing on the Rent Commencement Date and continuing thereafter on the first day of each calendar month during the Sublease Term. All other items of Rent shall be paid, without holdback or set-off, in accordance with the terms of this Sublease. If any payment of

Rent is received by Sublessor more than five (5) days after the date when such payment is due, a late charge of five percent (5%) of the past due payment shall be assessed, due and payable immediately and without notice.

(b)    Sublessor and Sublessee acknowledge and agree that this Sublease is intended to constitute, and shall constitute, an absolutely “net” Sublease such that the Rent shall provide Sublessor with a “net” return for the Term, free of all expenses and charges with respect to the Subleased Premises, all of which shall be Sublessee’s responsibility. Accordingly, Sublessee shall pay as additional Rent and discharge, at the times specified herein, or if no time is specified, before failure to pay the same shall give rise to any interest or penalty or create any risk of lien or forfeiture, each and every item of expense, of every kind and nature whatsoever, foreseen or unforeseen, ordinary or extraordinary, related to or arising from the Subleased Premises, or by reason of, or in any manner connected with or arising from, the development, leasing, operation, management, maintenance, repair, replacement, use, and/or occupancy of the Subleased Premises.

4.    Tenant’s Work.

All modifications to the Subleased Premises desired by Sublessee shall be submitted to Sublessor for its approval prior to commencement of work. Such work shall be performed in a good and workmanlike manner in compliance with all applicable state and municipal building codes and ordinances.

5.    Signage.

Signage shall be built and installed at Sublessee’s sole cost and expense. The design and location of such signage shall be subject to Sublessor’s written approval prior to installation, which approval shall not be unreasonably withheld or delayed.

6.    Permitted Use; Compliance with Laws.

(a)    Sublessee agrees to use and occupy the Subleased Premises for the Permitted Use, and for no other purpose without the written consent of Sublessor, and further agrees not to use the Subleased Premises for any purpose deemed extra hazardous or not covered by insurance. Sublessee acknowledges and agrees that Sublessor shall have the right to adopt reasonable rules and regulations for the use and/or occupancy of the Subleased Premises and Sublessee agrees that it shall at all times observe and comply with such rules and regulations.

(b)    Sublessee agrees to abide by and comply with all Laws (as hereafter defined) applicable to the Subleased Premises and/or the use or occupancy of the Subleased Premises. It is the responsibility of Sublessee to determine all zoning information and secure all necessary permits, licenses, and approvals for Sublessee’s use and occupancy of the Subleased Premises. Without limiting the generality of the foregoing, Sublessee agrees to maintain in full force and effect, during the Sublease Term, at Sublessee’s cost and expense, all permits, licenses, registrations, and approvals required under applicable Laws for the use and/or occupancy of the Subleased Premises. Without limiting the “AS IS” nature of this Sublease, Sublessee acknowledges and agrees that Sublessor has not made and is not making any representations or warranties as to the suitability of, or the ability to obtain any permits or approvals for, Sublessee’s intended use of the Subleased Premises.

(c)    As used in this Sublease, the term “Laws” means all federal, state, municipal or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

7.    Taxes.

(a)    Sublessee shall be responsible for the prompt payment of all taxes, levies, betterments, and assessments, and governmental impositions of every kind or nature, whether now existing or hereafter created, general or special, ordinary or extraordinary, foreseen or unforeseen, that may be charged, assessed, laid, levied, or imposed upon, or become a lien or liens against, the Subleased Premises or this Sublease, including any amount that Sublessor may be required to pay to any governmental authority as sales tax, gross receipt tax, or any tax of like nature specifically measured as a percentage of, or fraction of, or other factors based upon the all or any portion of the Rent payable hereunder (whether in lieu of, or in addition to the current system of real estate taxation) (all amounts payable under this Section being referred to herein as “Taxes”).

(b)    Sublessee shall pay all Taxes to Sublessor as additional Rent in estimated monthly installments. The actual amount of Taxes shall be reconciled against such estimated monthly installments annually. Within thirty (30) days of such reconciliation, Sublessor shall remit to Sublessee the amount by which the payment of estimated Taxes exceeds the actual Taxes for such annual period (provided Sublessee is not then in breach of this Sublease), or, in the event the estimated payments are not sufficient to pay the levy, Sublessee shall pay to Sublessor the amount by which the actual Taxes for such annual period exceeds the estimated payments made by Sublessee to Sublessor.

8.    Utilities.

(a)    Sublessee shall make arrangements for, and pay on or before the date the same become due, all charges for or relating to gas, oil, electricity, water, sewer, septic, telecommunications, and all other services used at or supplied to the Subleased Premises (collectively, “Utilities”).

(b)    Sublessor shall in no way be liable for any loss, expense, or damage (whether direct or indirect) that Sublessee may sustain or incur by reason of any change, failure, interference, disruption, interruption, or defect in the supply or character of any Utilities serving the Subleased Premises, regardless of its duration, or if the quantity or character of Utilities become unavailable to the Subleased Premises or no longer suitable for Sublessee’s requirements. Additionally, any such change, failure, interference, disruption, interruption, defect, unavailability, or unsuitability mentioned in this Section shall not: (i) constitute an actual or constructive eviction of Sublessee, in whole or in part; (ii) entitle Sublessee to any abatement or diminution of Rent, or any other costs due from Sublessee pursuant to this Sublease; (iii) relieve or release Sublessee from any of its obligations under this Sublease; or (iv) entitle Sublessee to terminate this Sublease.

9.    Operation, Maintenance and Repairs.
(a)    Sublessee agrees that from and after the Commencement Date, Sublessee will keep neat and clean and maintain in good and safe order, condition and repair, and in compliance with all Laws the entirety of the Subleased Premises, including any and all alterations or improvements to the Subleased Premises occurring after the date of this Sublease. Sublessee agrees to pay the costs for cleaning and janitorial services relating to the Subleased Premises (including trash removal and trash hauling), which services shall be provided or caused to be provided by Sublessee. Sublessee shall be responsible for the plowing, shoveling, and treatment of snow and ice and all grounds keeping, including all landscaping and sweeping of pavement and other hardscaped surfaces. Sublessee shall be responsible for all items of maintenance and all repairs to and replacements (except as otherwise provided in Section 18) of all buildings and improvements and all Building Systems (as hereafter defined), and all foundations, structural supports, walls, ceilings, windows (including plate glass), siding, roof structure, roofing materials, doors, plate glass, driveways, parking areas, fences and signs located in, on or at the Subleased Premises) that the Subleased Premises may require from time to time during the Term, whether interior or exterior, structural or non-structural, ordinary or extra- ordinary, foreseen or unforeseen, all to keep the Subleased Premises in good and safe order, condition, and repairs, and in at least as good condition as the Subleased Premises are in on the Commencement Date. The term “Building Systems” means all heating systems, ventilating systems, air conditioning systems, fire alarm systems, sprinkler systems, and other life safety systems, septic systems, water supply systems (including any water treatment or filtration systems), plumbing systems, electrical systems, storm water management facilities, and all other systems located at or serving the Real Property.

(b)    Without limiting the generality of sub-section (a) of this Section, Sublessee shall procure and maintain, with qualified vendors reasonably acceptable to Sublessor, contracts providing for periodic inspections and maintenance of the heating, ventilating, and air conditioning (HVAC) systems, fire alarm, sprinkler, and life safety systems, the septic system, the crane(s) and related appurtenances in the building, at such intervals as are reasonably required by Sublessor, but in all events at least annually.

10.    Alterations, Renovations and Improvements. Sublessee shall not make any alterations, renovations or improvements to the Subleased Premises without obtaining Sublessor’s prior written consent to the plans and specifications therefor and the contractor(s) to be retained by Sublessee to perform such work, which shall not be unreasonably withheld, conditioned, or delayed in the case of cosmetic renovations that do not affect the structural elements of the improvements, the roof(s) of any buildings, or any of the Building Systems, but otherwise shall be in Sublessor’s sole discretion. Prior to any contractor or subcontractor (of any tier) providing or furnishing any labor, materials, or services in connection with any alterations, renovations, or improvements, Sublessee shall obtain and furnish to Sublessor the name and address of each such contractor and subcontractor. In addition, prior to any such labor, materials, or services being provided or furnished, Sublessee shall furnish to Sublessor a mechanic’s lien waiver and notice to prevent lien in a form prescribed by Sublessor, duly executed by each such contractor or subcontractor who will furnish or provide labor, materials, and/or services. Sublessee shall ensure that all such alterations, renovations and improvements are performed in a good and workmanlike and in compliance with all applicable Laws. In the event any lien is filed against the Subleased Premises in connection with or arising out of any work performed at or materials, labor or other services supplied to the Subleased Premises, Sublessee shall cause the same to be discharged within thirty (30) days after such lien is filed. Sublessee shall indemnify and hold Sublessor harmless from and against all claims, demands, liabilities, liens, losses, costs and expenses (including reasonable attorneys’ fees) which may arise or be incurred by Sublessor as a direct or indirect result of or in connection with such alterations, renovations and improvements, and Sublessee shall be responsible for all costs, liabilities, and expenses arising out of such alterations, renovations and/or improvements. All alterations, renovations and improvements which may be made or installed by or on behalf of Sublessee upon the Subleased Premises and which in any manner are attached to the floors, walls or ceilings shall, at Sublessor’s option, remain upon the Subleased Premises, and, upon termination of this Sublease, shall be surrendered with the Subleased Premises as a part thereof without disturbance, molestation or injury, provided, however, that Sublessee’s furniture, equipment, other personal property, and trade fixtures (which, for avoidance of doubt, shall in no event include the crane(s) or related appurtenances located at the Subleased Premises) may be removed by Sublessee from the Subleased Premises upon the expiration or termination of this Sublease, subject to the provisions relating to removal thereof as provided in this Sublease. In no event shall Tenant have the right to remove the Subleased Personal Property from the Real Property.

11.    Signs. Sublessee shall have the right to maintain the existing signage at the Real Property as of the Commencement Date and shall have the right to install additional signage that does not affect the structural elements of the improvements, the roof(s) of any buildings, or any of the Building Systems, provided, however, that all signage shall be at Sublessee’s sole cost and expense, and shall comply with all applicable Laws.

12.    Surrender; Holdover. Sublessee shall vacate and surrender the Subleased Premises to Sublessor at the expiration or sooner termination of the Sublease Term and the same shall be in the same condition as Sublessee is required to maintain the same during the Sublease Term, free of all of Sublessee’s personal property except as may otherwise be provided herein, “broom clean,” and otherwise in accordance with the provisions of the Sublease. Sublessee shall have no right to holdover beyond the expiration of the Sublease Term. If Sublessee continues to occupy the Subleased Premises after the end of the Sublease Term, such continued occupancy shall be deemed a tenancy-at-sufferance even if Sublessor accepts any payment from Sublessee, but in the event that a court of competent jurisdiction deems such acceptance of a payment to constitute acceptance of “rent”, such acceptance shall create no rights in Sublessee beyond a tenancy-at- will under the terms and conditions stated herein but at a Base Rent rate equal to one hundred fifty percent (150%) of the Base Rent applicable immediately preceding the end of the Sublease Term, plus all additional Rent, until (i) Sublessee shall vacate the Subleased Premises; (ii) the termination of the tenancy-at-will; or (iii) Sublessor shall give notice of a different rental amount. Nothing contained in this Section shall be deemed to (a) constitute consent by Sublessor to such occupancy or holdover by Sublessee; (b) confer any rights on Sublessee as more than a Sublessee-at-sufferance or, if Sublessor accepts any rental payments applicable to such period of holding over, a Sublessee-at-will; or (c) relieve Sublessee from liability for damages suffered by Sublessor as a result of such holding over.

13.    Removal of Sublessee’s Property. Sublessee’s trade fixtures, personal property, furniture and equipment, other than those items which are to remain or which Sublessor elects to have remain at the Subleased Premises as provided in Section 10 of this Sublease, may be removed by Sublessee at the termination of this Sublease, provided (a) such removal shall not cause any material damage to any portion of the Subleased Premises, and any other damage created by such removal shall be repaired by Sublessee at Sublessee’s expense prior to the expiration of the Sublease Term to at least as good condition as existed when possession of the Subleased Premises was delivered to Sublessee; and (b) such removal shall be made before the termination of the Sublease Term.

14.    Subletting and Assignment. Sublessee shall not further assign this Sublease, in whole or in part, or sublet the Subleased Premises or any portion thereof, or encumber the interest created by this Sublease in any manner without the prior written consent of Sublessor and Landlord, which may be withheld in Sublessor or Landlord’s sole discretion. No assignment or Sublease shall operate to release Sublessee from any of its obligations under this Sublease. Each Sublease of the Subleased Premises or any portion thereof must contain a release of and waiver of claims against Sublessor and the other Releasees (as that term is defined in this Sublease), in form and content acceptable to Sublessor, and must require the Sublessee’s property insurer to issue in favor of Sublessor and the other Releasees waiver of subrogation rights endorsements to all policies of property insurance carried in connection with the Subleased Premises and the contents thereof. Every transfer by levy or sale on execution, or other legal process, every transfer in bankruptcy, every transfer by merger, consolidation, or by operation of Law, every transfer of a controlling interest in Sublessee, and every transfer under any compulsory procedure or order of court shall be deemed to constitute an “assignment” within the meaning of this Sublease. Any attempted assignment or Sublease in violation of this Section shall, at Sublessor’s option, be void and shall constitute a default under this Sublease. Consent by Sublessor to an assignment or Sublease in one instance shall not operate to release the requirement that consent from Sublessor be obtained for any further or subsequent assignment or Sublease. Sublessee shall pay all fees and expenses, including reasonable attorneys’ fees, incurred by Sublessor in connection with any proposed subletting or assignment, irrespective of whether Sublessor’s consent is in fact granted. Sublessee shall not encumber the Subleased Personal Property in any manner, including by creation of any security interest in or other pledge of or lien upon the Subleased Personal Property.

15.    Indemnification and Insurance.

(a)    Sublessee agrees to maintain in full force during the Sublease Term insurance as follows:

(i)    commercial general liability insurance, written on an occurrence basis, with a deductible in an amount not to exceed $10,000.00, and providing:

(A)    minimum limits of (y) $2,000,000.00 per occurrence with
$3,000,000.00 annual aggregate limit for bodily injury (including death) and property damage; and (z) $3,000,000.00 in the annual aggregate with respect to products and completed operations;
(B)    coverage for damages arising out of bodily injury (including death) sustained by any person or persons or arising out of damage to or destruction of property;

(C)    coverage for damages arising out of premises liability, personal injury and advertising injury;

(D)    pollution liability coverage for sudden and accidental
pollution;

(E)    for extension of such coverage to include liability for the operation of non-owned motor vehicles;

(F)    specific coverage for Sublessee’s indemnification obligations under this Sublease (but neither this provision nor such coverage shall be deemed to limit any of Sublessee’s obligations under this Sublease);

(G)    that Sublessee’s commercial general liability insurance is provided on a primary and non-contributory basis;

(H)    that Sublessor, Landlord, Landlord’s mortgagee(s) of the Subleased Premises from time-to-time (if any), and any other persons reasonably designated in writing by Sublessor from time-to-time are named as additional insureds by an endorsement provided on ISO Form 2026 (1185) or its equivalent, without modification, or such other endorsement as is acceptable to Sublessor, acting reasonably; and

(I)    for waiver of subrogation in favor of Sublessor, Landlord, Landlord’s mortgagee(s) of the Subleased Premises from time-to-time (if any), and any other persons reasonably designated in writing by Sublessor from time- to-time.

(ii)    Automobile liability insurance covering all motor vehicles owned, Subleased, or licensed by Sublessee, covering injury to or death of one or more persons or damage to or destruction of property, with a minimum limit of liability of
$3,000,000.00 for each accident.

(iii)    Workers compensation insurance in accordance with the requirements of all applicable Laws, and employers liability insurance with limits of at least $1,000,000.00, with such workers compensation insurance and employers liability insurance providing for waiver of subrogation in favor of Sublessor, Landlord,
Landlord’s mortgagee(s) of the Subleased Premises from time-to-time (if any), and any other persons reasonably designated in writing by Sublessor from time-to-time.

(iv)    Umbrella excess liability insurance in a minimum amount of
$4,000,000.00, on a following form basis over the insurance described in clauses (i)
through (iii), above.

(v)    Special causes of loss form (also sometimes known as “all risk”) property insurance insuring, on a replacement cost basis (without any deduction for depreciation), all Subleased Personal Property and all other personal property and trade fixtures owned by or within the care, custody or control of Sublessee, with limits in an amount of not less than one hundred percent (100%) of the full replacement cost of such property, without co-insurance provisions, and with a deductible of not more than
$10,000.00, and with Sublessor (and Landlord and Landlord’s mortgagee(s) of the Subleased Premises from time-to-time) named as additional insured(s). Such policy(ies) of property insurance must insure against fire, sprinkler leakages, and earthquake, flood and collapse, and all other perils as are from time to time included in the standard special causes of loss form (also sometimes known as “all risk”) coverage;

(vi)    (Reserved);

(vii)    business interruption insurance covering all of Sublessee’s obligations under this Sublease with respect to the payment of Rent for a period of at least eighteen (18) months;

(viii)    Such other insurance policies, such other endorsements, such other deductibles, and/or such other insurance policy limits as may from time to time be reasonably required by Sublessor, provided that, at the time, such other insurance policies, endorsements, deductibles, and/or insurance policy limits are commonly carried for premises and/or buildings or improvements similar in construction, design, general location, use, operation, and occupancy to those located on or appurtenance to the Subleased Premises or for operations similar to those conducted on or from the Subleased Premises.

(b)    Without limiting the exculpatory provisions of this Sublease, each policy of property insurance maintained by Sublessee under this Sublease shall contain waivers of subrogation in favor of Sublessor, Landlord, and all other Releasees.

(c)    All insurance required to be obtained and maintained by Sublessee pursuant to this Section must be with insurers authorized to transact insurance business and cover risks in the State of Maine and that are rated "A-" or better by A.M. Best Company, Inc. or other insurance companies of recognized responsibility acceptable to Sublessor, acting reasonably.

(d)    The policies of insurance required to be maintained by Sublessee under this Sublease shall be endorsed to require that each policy will not be cancelled or materially changed without at least thirty (30) days prior written notice to Sublessor.

(e)    Sublessee shall deliver to Sublessor copies of each policy of insurance (including all endorsements) required to be maintained by Sublessee under this Sublease or such other evidence of each such policy of insurance (and all required endorsements) as is acceptable to Sublessor, acting reasonably.

(f)    If Sublessee fails to obtain, maintain and/or pay for the insurance required by this Sublease at the times and for the amounts and duration specified herein, Sublessor has the right, but not the obligation, at any time and from time to time, to obtain such insurance and/or pay the premiums for such insurance, without limiting any other rights or remedies available to Sublessor for such failure. In such event, Sublessee shall repay Sublessor, immediately upon demand, all sums so paid by Sublessor and all costs and expenses incurred by Sublessor in connection therewith (including reasonable attorneys’ fees), all without prejudice to any other rights or remedies available to Sublessor.

(g)    Sublessor shall have the right, at any time during the Term, to elect, by giving written notice to Sublessee, to carry property insurance for the buildings and improvements located on the Subleased Premises, in which event, Sublessee shall pay to Sublessor the amount of all premiums for such property insurance procured and maintained by Sublessor with respect to the Real Property. Sublessee shall pay such amounts to Sublessor in estimated monthly installments, with the actual amount of incurred by Sublessor for such premiums being reconciled against such estimated monthly installments annually and, within thirty (30) days of such reconciliation, Sublessor remitting to Sublessee the amount by which the payment of estimated premiums exceeds the actual premiums for such annual period (provided Sublessee is not then in breach of this Sublease), or Sublessee paying to Sublessor the amount by which the actual premiums for such annual period exceeds the estimated payments made by Sublessee to Sublessor.

(h)    Sublessee acknowledges and agrees that such property insurance as Sublessor elects to purchase with respect to the Real Property shall be for the sole benefit of Sublessor and that such insurance shall not cover any personal property, trade fixtures, Subleasehold improvements, or other property or appurtenances owned by or within the care, custody, or control of Sublessee, or otherwise located in the Subleased Premises (collectively, “Sublessee’s Property”) and that in the event of damage to or loss of any of Sublessee’s Property, neither Sublessor, Landlord, its mortgagee(s) of the Subleased Premises from time-to- time (if any), nor any of the shareholders, members, directors, managers, officers, employees, or agents of Sublessor, Landlord or any such mortgagee(s) (each in the singular “Releasee”, and in the plural, “Releasees”) shall have any obligation to repair or replace the same. Notwithstanding any exception to Sublessee’s indemnification obligations under this Sublease, Sublessee does hereby expressly release all Releasees of and from, and agrees to indemnify, hold harmless, and defend Releasees from and against, any and all claims for damages to or loss of any of Sublessee’s Property, regardless of the cause thereof, including, damage or loss due to any
Releasee’s negligence.

(i)    Sublessee shall indemnify and hold all Releasees harmless and, if requested by Sublessor, defend such Releasee(s) with counsel reasonably satisfactory to Sublessor, from and against any and all liabilities, losses, claims, causes of action, damages, costs, and expenses (including reasonable attorney’s fees) incurred by or threatened against any Releasee arising out of (i) any occurrence on the Subleased Premises or the use of the Subleased Premises by Sublessee, its employees, agents, licensees, or invitees, except to the extent caused by the negligence or willful misconduct of Sublessor (but such exception shall not apply to limit the application of sub-section (h) of this Section); or (ii) Sublessee’s breach of any provision of this Sublease. Sublessee agrees that the foregoing agreement to indemnify, defend, and hold harmless extends to liabilities, losses, claims, causes of action, damages, costs and expenses (including reasonable attorney’s fees) arising out of claims of Sublessee’s employees without regard to any immunity, statutory or otherwise, including any immunity under the workers compensation laws of Maine or any other applicable jurisdiction, which immunity Sublessee hereby waives, but only for the purposes of Sublessee’s obligations to the Releasees under this sub-section. Sublessee’s obligations under this sub-section shall survive the termination of this Sublease.

16.    Hazardous Materials. Sublessee covenants and agrees that Sublessee will not permit any Hazardous Substances (as hereafter defined) to be stored, generated, or released from the Subleased Premises, other than Hazardous Substances incidental to Sublessee’s use, maintenance, and operation of the Subleased Premises for the Permitted Use provided that Sublessee shall store, generate, handle, and dispose of all such Hazardous Substances in full compliance with all applicable laws. Sublessee hereby covenants and agrees to indemnify, hold harmless, and, if requested by Sublessor, defend, Sublessor and Landlord from and from and against any and all demands, claims, causes, of action, losses, liabilities, damages, fines, costs, and expenses (including reasonable attorneys’ fees, court costs and clean-up costs) that may arise out of any Hazardous Substances located at or generated or released from the Subleased Premises, irrespective of whether first occurring prior to or after the Commencement Date. The term “Hazardous Substances” means any flammables, explosives, radioactive materials, gasoline, oil, other petroleum products, lead paint, urea formaldehyde (including urea formaldehyde foam insulation), asbestos, asbestos containing materials, polychlorinated biphenyls, and any other hazardous materials, hazardous waste, hazardous matter, hazardous or toxic substances, chemical pollutants, and other materials or substances defined in or regulated by Environmental Laws. The term “Environmental Laws” means (A) the Clean Water Act; (B) the Clean Air Act; (C) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act; (D) the Toxic Substance Control Act; (E) the Resource Conservation and Recovery Act; (F) the Hazardous Materials Transportation Act; and/or (G) any similar state Laws regulating pollution or contamination of the environment The obligations of Sublessee under this Section shall survive the termination of this Sublease.

17.    Right to Enter. Sublessee agrees to permit Sublessor or its duly authorized agents to enter on the Subleased Premises during Sublessee’s normal business hours, with reasonable prior notice, to examine the condition of said Subleased Premises, exercise any rights of Sublessor under this Sublease, and/or to show the same to prospective tenants, lenders, or purchasers, provided such access to the Subleased Premises shall not unnecessarily interfere with Sublessee’s use of the Subleased Premises or the conduct of Sublessee’s business activities thereon. Notwithstanding the foregoing, Sublessor shall have the right (but not the obligation) to enter the Subleased Premises without prior notice in the event of an emergency in which prior notice is not practicable in the circumstances.

18.    Total or Partial Destruction.
(a)    In the event the improvements on the Real Property (including any Building Systems) are damaged or destroyed by fire or other peril (a “Casualty”), Sublessee shall give Sublessor notice of such Casualty as soon as reasonably possible after the Casualty. Sublessor shall have the right to elect whether to have such improvements rebuilt or restored. In the event that Sublessor elects not to have the improvements rebuilt or restored, and the nature of the Casualty is such as would, absent such rebuilding or restoration, materially impair Sublessee’s ability to use and occupy such Subleased Premises in substantially the same manner as they were used prior to the Casualty, this Sublease shall terminate effective as of the date of the Casualty. In the event that Sublessor elects to have the improvements rebuilt or restored, this Sublease shall remain in effect without reduction or abatement of Rent, and the following provisions shall apply:

(i)    Sublessor shall, with reasonable promptness rebuild or restore such improvements to at least substantially the same condition, quality, and class as existed prior to the Casualty, using the proceeds of insurance covering such improvements, provided, however, that in no event shall Sublessor be obligated to expend for any such rebuilding or restoration an amount in excess of the insurance proceeds actually collected by Sublessor on account of the Casualty, less the costs and expenses (including reasonable attorneys’ fees) incurred by Sublessor in collecting such proceeds.

(ii)    Notwithstanding the preceding clause (i), Sublessor shall have the right to elect, by giving written notice to Sublessee, to have Sublessee rebuild or restore the Subleased Premises, in which event Sublessee shall, with reasonable promptness, and in all events within twelve (12) months of the date of Sublessor’s election notice, rebuild or restore such improvements to at least substantially the same condition, quality, and class as existed prior to the Casualty, using the proceeds of insurance covering such improvements. The selection of all engineers, architects, and contractors engaged in connection with such rebuilding or restoration and all plans and specifications for such rebuilding or restoration, shall be subject to review and approval by Sublessor. In the event that Sublessor makes the election to have Sublessee rebuild or restore as provided in this clause (ii), all proceeds payable by reason of any Casualty under all applicable policies of insurance (whether Sublessee is carrying such insurance, or Sublessor has elected to do so as provided in this Sublease) shall be paid to Sublessor or its mortgagee, and such proceeds will be held by Sublessor or its mortgagee in an interest-bearing account and, provided Sublessee is not in breach of this Sublease, shall be made available for rebuilding or restoring the improvements, and shall be paid by Sublessor (or such mortgagee) from time- to-time during the progress of construction for the costs of such reconstruction or repair, all subject to and in accordance with reasonable terms, conditions, and construction disbursement procedures specified by Sublessor and/or such mortgagee. Any excess proceeds of insurance (and accrued interest) remaining after the completion of the restoration or reconstruction of the Subleased Premises shall be paid to Sublessor.

(b)    In the event of any loss or destruction of or damage to any of the Subleased Personal Property, Sublessee shall, unless Sublessor elects to retain any proceeds of insurance allocable to such Subleased Personal Property, be responsible for the repair and replacement of such lost, destroyed, or damaged Subleased Personal Property, with the restored or replacement items of at least equivalent condition, quality, class, and value to the item(s) of Subleased Personal Property prior to such loss, destruction, or damage. All proceeds payable under all applicable policies of insurance by reason of any loss or destruction of or damage to any Subleased Personal Property shall be paid to Sublessor. Unless Sublessor elects to retain such proceeds of insurance allocable to such Subleased Personal Property, such proceeds will be held by Sublessor in an interest-bearing account and, provided Sublessee is not in breach of this Sublease, shall be made available for such repair or replacement, and shall be paid out by Sublessor from time to time during the progress of the repair or replacement for the reasonable costs of such repair or replacement, all subject to and in accordance with reasonable terms, conditions, and disbursement procedures specified by Sublessor. Any excess proceeds of insurance (and accrued interest) remaining after the completion of the repair or replacement of such Subleased Personal Property shall be paid to Sublessor. There shall be no abatement or reduction of Rent on account of any such loss, destruction, or damage.

(c)    Sublessee shall be responsible for all insurance deductibles applicable to any Casualty affecting any of the improvements on the Real Property (including Building Systems), and for all insurable deductibles applicable to any loss or destruction of or damage to any of the Subleased Personal Property.

(d)    The provisions of this Section shall be subject and subordinate to the provisions of any mortgage now or hereafter placed upon the Real Property and the requirements of any mortgagee holding such mortgage. The provisions of this Section shall also be subject and subordinate to the provisions of any security agreement now or hereafter affecting the Subleased Personal Property and the requirements of any secured party holding the security interest under such security instrument.

19.    Condemnation.

(a)    “Condemnation” means any taking of title to or any interest in the Subleased Premises or any part thereof or any other property used in connection with the Subleased Premises (including for ingress, egress, parking, septic service, water supply or other services or utilities) by exercise of any right of eminent domain by, or by any similar proceeding or act of, any person having the power and legal authority to do so (or by purchase in lieu thereof). For the purposes of this definition, the effective date of any Condemnation shall be deemed to be the later of: (i) the date when title to the Subleased Premises or part thereof or such other property is transferred by such proceeding or act of the condemning authority, and (ii) the date when Sublessee o is no longer permitted to occupy the Subleased Premises or to use such other property.

(b)    “Substantial Condemnation” means any Condemnation that affects all or a substantial portion of the Subleased Premises or any Condemnation that has or is reasonably likely to have a materially adverse effect on any business operations then being conducted on the Subleased Premises. Sublessee may waive its right to treat as a Substantial Condemnation any Condemnation that would otherwise qualify as such.

(c)    “Insubstantial Condemnation” means any Condemnation that is not a
Substantial Condemnation.

(d)    If a Substantial Condemnation occurs, this Sublease shall terminate upon the effective date of the Substantial Condemnation.

(e)    If an Insubstantial Condemnation occurs, then this Sublease shall continue in full force and effect without reduction or abatement of Rent.

(f)    In the event of any Condemnation, Sublessor shall be entitled to receive and retain the amounts awarded for the Subleased Premises, and Sublessee shall be entitled to receive and retain any amounts which may be specifically awarded to it in any such condemnation proceedings because of its business loss or the taking of its trade fixtures, furniture, or other property.

20.    Force Majeure. In any case where either party is required to perform any act pursuant to this Sublease, except for Sublessee’s monetary obligations hereunder, the time for the performance thereof shall be extended by a period of time equal to the period of any delay caused by or resulting from an act of God, war, civil commotion, epidemic or pandemic, fire or other casualty, labor difficulties, shortages of energy or labor, government regulations, or delays caused by one party to the other, whether such period be designated by a fixed date, a fixed time, or as a reasonable date or time.

21.    Quiet Enjoyment. Sublessee, on paying the Rent and performing and observing the covenants in this Sublease, may hold and enjoy the Subleased Premises for the Term without unreasonably interference from any person claiming by, through, or under Sublessor, subject and subordinate to all provisions of this Sublease.

22.    Default.

(a)    In the event that:

(i)    Sublessee shall fail to pay when due the Rent or any other sums payable hereunder when due and such failure remains uncured for five (5) days after Sublessor delivers a default notice to Sublessee for such failure to pay rent; or

(ii)    any petition in bankruptcy shall be filed by Sublessee or any guarantor hereof or other petition or proceeding shall be filed or commenced by Sublessee or any guarantor hereof to declare Sublessee insolvent, or to delay, reduce or modify Sublessee’s or any such guarantor’s debts or obligations, or Sublessee or any such guarantor admits its inability to pay its debts, or Sublessee or any such guarantor makes an assignment for the benefit of creditors; or

(iii)    any bankruptcy petition or proceeding shall be filed against Sublessee or any guarantor hereof or to otherwise declare Sublessee or any guarantor hereof bankrupt or insolvent or to delay, reduce or modify Sublessee’s or any such guarantor’s debts or obligations or a receiver, trustee or other similar type of appointment or court appointee or nominee is appointed for Sublessee or any such guarantor or any of the property of Sublessee or any such guarantor, and such petition, appointment or proceeding is not dismissed within sixty
(60) days after it is commenced; or

(iv)    the Subleasehold interest of Sublessee is levied upon or attached by process of law, including the filing of any mechanic’s lien, and such levy, lien, or attachment is not dissolved within thirty (30) days after it is made; or

(v)    Sublessee shall abandon the Subleased Premises during the
Sublease Term; or

(vi)    Sublessee shall assign this Sublease or sublet any portion of the Subleased Premises, or attempt to do either of the foregoing, in violation of this Sublease; or

(vii)    Sublessee violates or fails to observe or comply with any laws applicable to the Subleased Premises, Sublessee’s use thereof, or Sublessee’s operations, activities or conduct of business at or from the Subleased Premises; or

(viii)    any other event, occurrence, act, or omission described in any provision of this Sublease as constituting a “default” or an “Event of Default” occurs;

(ix)    Sublessee shall neglect or fail to perform or observe any of the other covenants, terms, provisions or conditions contained in this Sublease and, if the neglect or failure is capable of being cured, such neglect or failure continues for more than thirty (30) days after written notice thereof (provided, however, that if such neglect or failure is capable of being cured, but is not capable of being cured within said thirty (30) day period, then Sublessee shall have such additional period of time, not to exceed an additional sixty (60) days, as is reasonably necessary to cure the same provided Sublessee commences to cure within said thirty (30) day period and diligently and continuously prosecutes the cure to completion);

then, and in any of said cases (notwithstanding any license of any former breach of covenant or waiver of the benefit hereof or consent in a former instance), and without limitation of any other remedies that might be available to Sublessor under this Sublease, at law, or in equity, Sublessor lawfully may, immediately or at any time thereafter, terminate this Sublease by sending written notice of termination to Sublessee, or, subject to compliance with applicable Laws, enter into and upon the Subleased Premises or any part thereof in the name of the whole and repossess the same as of its former estate, and expel Sublessee and those claiming through or under it and remove it or their effects without being deemed guilty of any manner of trespass, in each case without prejudice to any rights or remedies which might otherwise be available to Sublessor for collection of Rent and other damages for breach of covenant, and upon entry as aforesaid or upon sending of such notice, this Sublease shall terminate.

(b)    Without limiting other remedies of Sublessor at law or in equity for any breach of or on account of termination of this Sublease, Sublessee covenants that in case of such termination under sub-section (a) of this Section, Sublessee shall pay to Sublessor the unpaid Rent owed to Sublessor through the time of termination, plus interest thereon at the rate of 18%
per annum from the date the same was due until paid; and (ii) at the election of Sublessor, either:

(1)    the present value of a sum which, at the time of such termination of this Sublease is equal to (A) the aggregate of the Rent which would have been payable by Sublessee for the period commencing upon such termination of this Sublease and continuing through the date this Sublease would have terminated had there been no default by Sublessee; minus (B) the fair market rental value of the Subleased Premises (after deducting reasonable projections for Sublessor’s costs and expenses of re-letting the Subleased Premises, including advertising expenses, brokerage commissions, reasonable attorneys’ fees, and commercially reasonable costs of repairing, renovating, or otherwise altering the Subleased Premises to suit the new Sublessee); or

(2)    for the period of time commencing upon such termination of this Sublease and continuing through the date this Sublease would have terminated had there been no default by Sublessee hereunder, the difference, if any, between the Rent which would have been due had there been no such termination and the amount being received by Sublessor as rent from a replacement Sublessee of Subleased Premises, if any. In addition, Sublessee shall pay to Sublessor all costs and expenses of such re-letting, including advertising expenses, brokerage commissions, reasonable attorneys’ fees, and commercially reasonable costs of repairing, renovating, or otherwise altering the Subleased Premises to suit the new Sublessee.

(c)    If Sublessee shall default in the performance or observance of any covenant, agreement, or condition in this Sublease contained on its part to be performed or observed and shall not cure any such default as provided herein, Sublessor may, at its option, without waiving any claim for damages or any other right or remedy for breach of this Sublease, at any time thereafter, cure such default. Any amount paid or any liability incurred by Sublessor in so doing shall be deemed paid or incurred for the account of Sublessee, and Sublessee agrees to immediately reimburse Sublessor therefor, as additional Rent.

(d)    Sublessee shall pay all reasonable attorneys’ fees incurred by Sublessor in connection with the enforcement of Sublessee’s obligations under this Sublease.

(e)    Sublessor shall in no event be in default in the performance of any of its obligations hereunder unless and until Sublessor shall have failed to perform, or failed diligently to attempt to perform, such obligations within thirty (30) days or such additional time as is reasonably required to correct any such default after notice by Sublessee to Sublessor properly specifying wherein Sublessor has failed to perform any such obligation.

(f)    In no event shall Sublessor be liable to Sublessee for incidental, consequential, or punitive damages in connection with any matter arising out of this Sublease or the Subleased Premises. Without in any way limiting or impairing the effect of the other provisions of this Sublease, Sublessee shall neither assert nor seek to enforce any claim arising out of this Sublease or out of the use or occupancy of the Subleased Premises against Sublessor, its shareholders, directors, officers, employees, or agents, or any of its or their assets other than the value of Sublessor’s interest in the Subleased Premises and Sublessee agrees to look solely to such interest and insurance coverage for the satisfaction of any claim arising out of this Sublease or out of the use or occupancy of the Subleased Premises.

23.    Sale or Mortgage; Estoppel; Subordination.

(a)    Nothing contained in this Sublease shall limit Sublessor’s right to sell, mortgage, or otherwise encumber its fee interest in the Subleased Premises, or affect Sublessor’s right to assign this Sublease or the Rent payable under this Sublease, whether as further security under a fee mortgage or otherwise. Any such assignment of this Sublease or of the Rent payable under this Sublease shall be honored by Sublessee.

(b)    In the event Sublessor shall sell, transfer, or otherwise convey the Subleased Premises, Sublessor, upon the written assumption by the transferee of the obligations arising hereunder after the date of such transfer, shall be entirely freed and relieved of all covenants and obligations of Sublessor hereunder. Nothing in the preceding sentence shall be construed to impair Sublessee’s interest under this Sublease so long as Sublessee performs and observes the covenants and terms of this Sublease on its part to be performed and observed.

(c)    This Sublease shall, at Sublessor’s or Landlord’s option, be subordinate to any ground Sublease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Subleased Premises, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Sublessee’s right to quiet possession of the Subleased Premises shall not be disturbed if Sublessee is not in default and so long as Sublessee shall pay the Rent and observe and perform all of the provisions of this Sublease. If any mortgagee, trustee, or ground lessor shall elect to have this Sublease made prior to the lien of its mortgage, deed of trust or ground Sublease, and shall give written notice thereof to Sublessee, this Sublease shall be deemed prior to such mortgage, deed of trust, or ground Sublease, whether this Sublease is dated prior to or subsequent to the date of said mortgage, deed of trust, or ground Sublease or the date of recording thereof. Sublessee agrees to execute any documents required to effectuate an attornment, a subordination, or to make this Sublease prior to the lien of any mortgage, deed of trust or ground Sublease, as the case may be. Sublessee’s failure to execute such documents within ten (10) days after written demand shall constitute an Event of Default by Sublessee hereunder.

(d)    At any time, and from time to time, upon the written request of Sublessor, Landlord, or any mortgagee or prospective purchaser of the Subleased Premises, Sublessee, within ten (10) business days after such written request, agrees to execute, acknowledge and deliver to Sublessor, Landlord and/or such mortgagee, without charge, an estoppel certificate which shall contain (i) a certification that this Sublease is unmodified and in full force and effect or, if modified, a statement of the nature of any such modification and a certification that this Sublease, as so modified, is in full force and effect; (ii) a certification of the date to which the Rent payable by Sublessee are paid (including any payments in advance); (iii) a certification that Sublessee is not in default hereunder and that there are not, to Sublessee’s knowledge, any uncured events of default on the part of Sublessor or Landlord hereunder, or a specification of such events of default if any are claimed by Sublessee; and (iv) such other commercially reasonable certifications as are identified in such request. Sublessee’s failure to deliver such estoppel certificate within the time frame set forth above shall, at Sublessor’s or Landlord’s option, constitute an Event of Default hereunder and shall, at Sublessor’s option, be conclusive proof that this Sublease is in full force and effect without modification except as may be represented by Sublessor, that there are no uncured defaults in Sublessor’s performance of Sublessor’s obligations under this Sublease, and that not more than one month’s Rent has been paid in advance.

(e)    If Sublessor or Landlord desires to finance, refinance, or sell the Subleased Premises, Sublessee hereby agrees to deliver to any lender or purchaser designated by Sublessor or Landlord, and cause any guarantor to so deliver, such financial statements and other financial information pertaining to Sublessee and such guarantor as may be reasonably required by such lender or purchaser. Sublessee’s failure to provide such information or cause such information to be provided within ten (10) days after written demand shall constitute an Event of Default by Sublessee hereunder.

24.    Notices. Any notice, request, demand, approval or consent given or required to be given under this Sublease shall be, unless otherwise stated, in writing and shall be deemed to have been given (i) when hand delivered to the other party; or (ii) on the day on which the same shall have been mailed by United States registered or certified mail, return receipt requested, with all postage prepaid, or by Federal Express or similar nationally-recognized overnight courier service that provides evidence of delivery, to the address of the party to receive such notice as set forth in the preamble hereof, provided that either party may, by such manner of notice, add or substitute one or more persons or addresses for provision of such notice.

25.    Sublessee Representations.

(a)    Neither Sublessee nor any key personnel of Sublessee nor any of Sublessee’s underlying beneficial owners have engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other anti-money laundering regulations or conventions, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 and the regulations promulgated thereunder (collectively, the “Patriot Act”), or any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”); or (ii) in contravention of Executive Order No. 13224 issued by the President of the United States on September 24, 2001 (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time (“Executive Order 13224”); or (iii) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, OFAC, Financial Action Task Force, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time.

(b)    Neither Sublessee nor any key personnel of Sublessee nor any of the underlying beneficial owners of Sublessee is or will be a person or entity (i) that is listed in the Annex to or is otherwise subject to the provisions of Executive Order 13224; or (ii) whose name appears on OFAC’s most current list of “Specially Designated Nationals and Blocked Persons,” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); or (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in Executive Order 13224; or (iv) who has been associated with or is otherwise affiliated with any entity or person listed above.

(c)    Sublessee represents that it has all requisite power and authority to enter into this Sublease and the person executing this Sublease on behalf of Sublessee represents that he or she has all requisite power and authority to do so.

26.    Miscellaneous Provisions.

(a)    Invalidity of Particular Provisions. If any term or provision of this Sublease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by applicable Laws.

(b)    Governing Law. This Sublease, and all claims or causes of action (whether arising in contract, in tort, or by statute) that may be based upon, arise out of or relate to this Sublease, shall be governed by and enforced in accordance with the internal laws of the State of Maine, including its statutes of limitations, without regard or reference to conflicts of law principles.

(c)    Interpretation. Whenever the word “include,” “includes,” or “including” is used in this Sublease, it is deemed to be followed by the words “without limitation.” The terms “this Sublease,” “hereof,” “herein,” “hereby,” “hereunder” and similar expressions refer to this Sublease as a whole and not to any particular section of this Sublease unless the context otherwise requires. The word “person” includes any individual, corporation, firm, association, partnership (general or limited), joint venture, limited liability company, trust, estate or other legal entity. The section and sub-section headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this Sublease. Whenever in this Sublease provision is made for the doing of any act by any party, it is understood and agreed that said act shall be done by such party at its own cost and expense, unless a contrary intent is expressed.

(d)    Entire Agreement; Binding Effect. All negotiations, considerations, representations, and understandings between Sublessor and Sublessee are incorporated herein and may be modified or altered only by agreement in writing between Sublessor and Sublessee, and no act or omission of any employee or agent of Sublessor shall alter, change, or modify any of the provisions hereof. All rights, obligations and liabilities contained herein given to, or imposed upon, Sublessor and Sublessee shall extend to and bind the several respective administrators, trustees, receivers, legal representatives, successors, heirs and permitted assigns of Sublessor and Sublessee. If the “Sublessee” under this Sublease consists of more than one person or entity, each such person and/or entity shall be bound jointly and severally by the terms, covenants and agreements herein and jointly and severally liable for all obligations arising hereunder.

(e)    Language. Words of any gender used in this instrument shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

(f)    Recording; Notice of Sublease. Sublessor and Sublessee agree that this Sublease shall not be recorded. The parties agree that at the request of either party, they will execute, acknowledge, and deliver a notice or memorandum of this Sublease in recordable form for recording in the Oxford County Registry of Deeds. The requesting party shall bear the expense of recording such notice or memorandum. The Memorandum of Sublease shall not be construed to vary the terms and conditions hereof. Sublessor and Sublessee also agree that, upon the request of either party, they will execute, acknowledge, and deliver a commercially reasonable instrument in recordable form with respect to the termination date of this Sublease.

(g)    Timeliness of Sublessor’s Notices. Sublessor’s failure during the Sublease Term to prepare or deliver any of the statements, notices, or bills, or invoices for any sum payable by Sublessee under this Sublease shall not in any way cause Sublessor to forfeit or surrender its rights to collect any amount that may have become due and owing from Sublessee during the Sublease Term.

(h)    Waiver of Jury Trial. Sublessee, for itself and its heirs, successors, and assigns, does hereby WAIVE THE RIGHT TO A TRIAL BY JURY in any action or proceeding based upon, or related to, the subject matter of this Sublease. This waiver is knowingly, intentionally, and voluntarily made by Sublessee and Sublessee acknowledges that neither Sublessor nor any person acting on behalf of Sublessor has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Sublessee further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Sublease and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel. Sublessee further acknowledges that it has read and understands the meaning and ramifications of this waiver provision.

(i)    Brokerage. Sublessor represents and warrants to Sublessee that it has employed no brokers, agents, or consultants with respect to this transaction, and Sublessor shall be solely responsible for the Broker’s fee. Sublessor agrees to indemnify and hold Sublessee harmless from any claim by any broker or agent claiming compensation in respect of this transaction alleging an agreement with Sublessor. Sublessee represents and warrants to Sublessor that it has employed no brokers, agents, or consultants with respect to this transaction, and Sublessee agrees to indemnify and hold Sublessor harmless from any claim by any broker or agent claiming compensation in respect of this transaction alleging an agreement with Sublessee. The obligations under this Section 26(i) shall survive the consummation of the transaction contemplated hereby.

27.    Additional Provisions Pertaining to Subleased Personal Property.

(a)    Without limiting any other provision of this Sublease, Sublessee agrees that (i) title to the Subleased Personal Property shall remain vested in Landlord; (ii) Sublessee will not represent to any party that Sublessee has title to the Subleased Personal Property; (iii) the Subleased Personal Property may not be used as collateral to secure any obligations of Sublessee to any party; (iv) Sublessee will not allow the Subleased Personal Property to become encumbered in any way whatsoever; and (v) Sublessee will not remove the Subleased Personal Property from the Real Property without the written consent of Landlord and Sublessor. Sublessee agrees that Landlord may file any financing statements or other documents Landlord deems reasonably necessary or desirable to protect or enforce its rights and interest in the Subleased Personal Property and Sublessee agrees to execute such documents as Landlord reasonably requests in connection therewith. In the event any of the Subleased Personal Property is lost, stolen, damaged, or destroyed, Sublessee will be responsible for the full replacement of the same.

(b)    THE SUBLEASED PERSONAL PROPERTY IS BEING
PROVIDED TO SUBLESSEE IN “AS IS, WHERE IS” CONDITION, WITH ALL FAULTS. AND SUBLESSOR MAKE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY OF MERCHANTABILITY, WITH RESPECT TO THE SUBLEASED PERSONAL PROPERTY, AND ALL SUCH WARRANTIES AND REPRESENTATIONS ARE EXPRESSLY DISCLAIMED BY SUBLESSOR.

28.    Multiple Counterparts. This Sublease may be executed in multiple counterparts, each of which will constitute an original, and all of which, taken together, will constitute a single instrument.

[Signature Page Follows.]

IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Sublease to be executed by their duly authorized undersigned representatives as an instrument under seal as of the day and year first written above.

WITNESS:    SUBLESSOR:
KBS BUILDERS, INC.

By:         Name:         Title:

SUBLESSEE:
PATRIOT PRECAST, LLC

By:     Printed Name:      Its:

By its signature below, Landlord hereby consents to the foregoing Sublease Agreement:

LANDLORD:
947 WATERFORD ROAD, LLC

By:         Printed Name:          Its:

EXHIBIT A
(Description of Subleased Premises)

A CERTAIN LOT or parcel of land with the buildings thereon, situated in Waterford, in the County of Oxford and State of Maine, lying on the westerly side of the Pike Road, so-called, and the northerly side of the Johnson Road, so-called, bounded and described as follows:

Beginning at a stone post at the intersection of the westerly side of the Pike Road with the northerly side of the Johnson Road;

Thence running North 6° 56” West by the westerly side of the Pike Road, one thousand two hundred sixty-nine and four-tenths (1,269.4) feet to an iron pipe at the most southeasterly corner of land now or formerly of A.W. Blake;

Thence running South 82° West along said Blake land, two hundred and seven-tenths (200.7) feet to an iron pipe at the most southwesterly corner of said Blake land;

Thence running North 7° 53” West along said Blake land, one hundred seventy-seven (177.0) feet to an iron pipe set in a stone wall;

Thence running South 62° 27’ West, along other land of Elan One, or its successors and assigns, five hundred eighty-seven (587.0) feet to a drill hole in a stone wall at the most northerly corner of land now or formerly of one Webb;

Thence running South 19° 25’ East along said stone wall and land of Webb, one thousand three hundred forty-one and six-tenths (1,341.6) feet to an iron pipe on the northerly side of the Johnson Road;

Thence running North 76° 04’ East along said Johnson Road, four hundred forty-three and three-tenths (443.3) feet to an angle in said Road near the intersection of said Road with the Pike Road;

Thence running North 42° 22’ East, thirty and nine-tenths (30.9) feet to the first mentioned stone post and the point of beginning.

The directions herein are based on magnetic North as of November 1974.

TOGETHER WITH the rights described in the Easement Deed of Edward K. Keiser, Jr. to Modular Properties, LLC dated December 11, 2007 and recorded in Book 4238, Page 194.

TOGETHER WITH the right to enter upon other land of Elan One, its successors and assigns, on the easterly side of the Pike Road for the purpose of laying and maintaining a water pipe or conduit leading from the herein conveyed premises to a swamp near the Morse Brook, provided, however, that immediately following any such entry for such purposes, the Grantee, its successors and assigns, shall restore the said premises of Elan One, its successors and assigns, to the condition existing just prior to such entry.

SUBJECT TO conditions relating to the maintenance of trees and use of the premises as set forth in a certain deed from Elan One to Dale Sanborn dated April 25, 1978 and recorded in the Oxford County Registry of Deeds in Book 983, Page 298.

MEANING AND INTENDING to describe all those same premises described in Parcel Four in a deed from KBS Builders, Inc. to 947 Waterford Road LLC by deed dated April 2, 2019 and recorded in Book 5456, Page 865 in the Oxford County Registry of Deeds, Eastern Division.

EXHIBIT A-1

(4) DEMAG 14-TON TOP RIDING OVERHEAD BRIDGE CRANES, 55’ SPAN, WITH DEMAG 14-TON HOIST, S/N’S: 94005; 94006; 94007; 94008

(2) DEMAG 10-TON TOP RUNNING OVERHEAD BRIDGE CRANES, 75” SPAN, EACH WITH (1) 10-TON DEMAG HOIST, S/N’S: 93358; 93359

(2)    MASS CRANE & HOIST 3-TON CAPACITY SINGLE GIRDER TOP RUNNING
OVERHEAD CRANES, 55’ SPAN, EACH WITH (1) 3-TON SPACEMASTER HOIST, S/N’S: 042684; 042684

(3)    WRIGHT 5-TON OVERHEAD BRIDGE CRANES, 55’ SPAN, CAB DRIVEN, WITH 5- TON HOIST (NOT OPERATIONAL)

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is made and entered into effective as of June
, 2021 (the “Effective Date”), by and between BARNUM HOLDINGS, LLC, a Maine limited liability company, having a business mailing address of PO Box 718 Camden, Maine 04843 (“Buyer”), 947 WATERFORD ROAD, LLC, a Delaware limited liability company, having a business mailing address of 53 Forest Avenue, Old Greenwich, CT 06870 (“Seller”), and PERKINS THOMPSON, P.A., a Maine professional association with a place of business at One Canal Plaza, Portland, Maine 04101 (“Escrow Agent”).

RECITAL:

WHEREAS, Buyer and Seller have entered into that certain Contract for the Sale of Commercial Real Estate dated June 4, 2021 (the “Contract”), pursuant to which, among other things, Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, certain real estate located at 947 Waterford Road, Waterford, Maine (the “Property”);

WHEREAS, pursuant to the Contract, Buyer has agreed to deposit a certain portion of the total purchase price for the Property into escrow to be held and distributed by Escrow Agent pursuant to, and in accordance with, the terms and conditions of this Agreement;

WHEREAS, Buyer and Seller desire to appoint Escrow Agent as the escrow agent under this Agreement, and Escrow Agent desires to accept such appointment, upon the terms and conditions of this Agreement; and

WHEREAS, the execution and delivery of this Agreement is a condition to Seller’s and Buyer’s respective obligations under the Contract.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual and dependent covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1.    Defined Terms. Any and all capitalized terms that are used but not otherwise defined in this Agreement have the meanings ascribed to them in the Contract.

2.    Deposit of Escrowed Funds; Escrow Account. Buyer shall deposit, simultaneously with the execution and delivery of this Agreement, Ten Thousand and 00/100 Dollars ($10,000.00) (the “Escrowed Funds”), by wire transfer of immediately available funds, into Escrow Agent’s IOLTA account (the “Escrow Account”). Escrow Agent hereby acknowledges receipt of the Escrowed Funds and agrees to hold the Escrowed Funds in the Escrow Account, subject to the terms and conditions of this Agreement. Seller and Buyer agree that Escrow Agent does not assume any responsibility for Seller’s or Buyer’s failure to perform its respective obligations under the Contract or this Agreement. The Escrow Account shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process, or any other judicial process of any creditor of any party hereto. Escrow Agent shall not disburse the Escrowed Funds except in accordance with the express terms and conditions of this Agreement.

3.    Disbursement of Escrowed Funds. Subject to the terms and conditions of this Agreement, Escrow Agent shall disburse the Escrowed Funds as follows:
(a)    upon Escrow Agent’s receipt of joint, written instructions from Buyer and Seller notifying Escrow Agent to disburse to either Buyer or Seller, in accordance with such joint, written instructions (the “Written Instructions”); or

(b)    if Escrow Agent does not receive Written Instructions, in accordance with a court or arbitrator’s order.

Upon Escrow Agent’s disbursement of the Escrowed Funds pursuant to, and in accordance with, this Agreement, all rights and obligations of Escrow Agent shall be deemed to have been satisfied, neither Buyer nor Seller shall have any recourse against Escrow Agent, and this Agreement will terminate automatically.

4.    Duties of Escrow Agent. Escrow Agent’s duties hereunder are purely ministerial in nature and shall be determined solely by the express terms and conditions of this Agreement. If there is any dispute between any of the parties hereto whether Escrow Agent is obligated to disburse the Escrowed Funds pursuant to this Agreement, then Escrow Agent shall not be obligated to make such disbursement but, instead, shall hold the Escrowed Funds until receipt by the Escrow Agent of an authorization in writing signed by all persons having an interest in said dispute, directing the disposition of the funds, or in the absence of such authorization, Escrow Agent shall hold the funds until a final determination of the rights of the parties hereto in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not begun and diligently continued, then Escrow Agent may, but is not required to, retain counsel and bring an appropriate action or proceeding for leave to deposit the Escrowed Funds pending such determination. Escrow Agent shall be reimbursed for all costs and expenses that Escrow Agent incurs in connection with such action, or proceeding, including reasonable and documented attorneys’ fees, by the parties hereto. If threatened with litigation, then Escrow Agent is hereby authorized by the undersigned to interplead all interested parties in any court of competent jurisdiction and to Escrowed Funds the funds with the clerk of the court, and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility under this Agreement.

5.    Liability of Escrow Agent. Escrow Agent shall not be liable for any mistake of fact or error of judgment or any acts or omissions of any kind unless caused by its willful misconduct or gross negligence. The parties hereto each release the Escrow Agent from liability for any act done or omitted to be done by Escrow Agent in good faith in the performance of its obligations and duties hereunder. Escrow Agent shall be entitled to rely on any instrument or signature believed by it to be genuine and may assume that any person purporting the give any writing, notice, or instruction in connection with this Agreement is duly authorized to do so by the party hereto on whose behalf such writing, notice or instruction is given.

6.    Indemnification of Escrow Agent. Buyer and Seller hereby jointly and severally indemnify and hold Escrow Agent harmless from and against any liability, loss, damage, or expense including, without limitation, reasonable and documented attorneys’ fees, that Escrow Agent incurs in connection with this Agreement and its performance hereunder or in connection herewith, except to the extent that such liability, loss, damage, or expense arises from Escrow Agent’s bad faith, willful misconduct, or gross negligence.

7.    Acknowledgement of Parties. Buyer and Seller acknowledge that Escrow Agent is Seller’s counsel in connection with the transaction contemplated by the Contract. Buyer and Seller each hereby consent to Escrow Agent’s continued representation of Seller in that transaction, which may include disputes over the disbursement of the Escrowed Funds.
8.    Resignation of Escrow Agent. Escrow Agent reserves the right to resign at any time by giving at least thirty (30) days’ written notice of resignation, specifying the effective date thereof. On the effective date of such resignation, Escrow Agent shall deliver this Agreement together with the Escrowed Funds and any and all related instruments or documents to any successor escrow agent mutually agreeable to Buyer and Seller. If a successor escrow agent has not been appointed and has not accepted such appointment prior to the effective date of Escrow Agent’s resignation, Escrow Agent may petition any court of competent jurisdiction for appointment of a successor escrow agent. Any such resulting appointment shall be binding upon all of the parties to this Agreement. Notwithstanding anything to the contrary in the foregoing, Escrow Agent or any successor escrow agent shall continue to act as Escrow Agent until a successor is appointed and qualified to act as Escrow Agent.

9.    Miscellaneous.

(a)    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(b)    This Agreement may not be changed or modified except as agreed in a writing signed by each of the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

(c)    This Agreement supplements, and does not supersede, any previous agreements between Buyer and Seller, including the Contract. In the event that a conflict arises between the Contract and this Agreement, this Agreement shall control.

(d)    Escrow Agent shall be entitled to any out-of-pocket costs for its services performed hereunder.

(e)    All notices required or permitted hereunder shall be in writing and addressed, if to Buyer, at Buyer’s mailing address set forth below or such other address as Buyer shall have last designated by notice in writing to Escrow Agent, and, if to Seller, at Seller’s mailing address set forth below or such other address as Seller shall have last designated by notice in writing to Escrow Agent. Any notice shall be deemed duly given when mailed to such mailing address postage repaid, registered or certified mail, return receipt requested, sent via recognized overnight courier, or hand-delivered to such mailing address.

If to Buyer:    Barnum Holdings, LLC
P.O. Box 718 Camden, ME 04843

With Copy to:    Thomas E. Schoening III, Esq.

Drummond & Drummond, LLP One Monument Way
Portland, ME 04101

If to Seller:    947 Waterford Road, LLC 53 Forest Avenue
Old Greenwich, CT 06870
with a copy to:    Perkins Thompson
One Canal Plaza, 9th Floor Portland, ME 04101
Attn: Julianne C. Ray, Esq.

If to Escrow Agent:    Perkins Thompson
One Canal Plaza, 9th Floor Portland, ME 04101
Attn: Julianne C. Ray, Esq.

(f)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maine.

[Remainder of Page Left Intentionally Blank. Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned parties have executed this Escrow Agreement as of the Effective Date.

BUYER:

BARNUM HOLDINGS, LLC

By: /s/ Evan Colman
Evan Coleman
Title:

SELLER:

947 WATERFORD ROAD, LLC

By: /s/ David J. Noble
David J. Noble
President

ESCROW AGENT:

PERKINS THOMPSON

By: /s/ Julianne C. Ray
Julianne C. Ray
Attorney